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                                                                   EXHIBIT 10.20

MATERIAL TRANSFER AND SCREENING AGREEMENT

This Agreement, effective as of the date last written below, is between ArQule, Inc. ("ArQule") and CuraGen Corp. ("Recipient").

1.     Screening of Compound Array: ArQule shall promptly deliver to Recipient
       ---------------------------
any Mapping Array/TM/ compound sets (a "Compound Array") mutually selected by ArQule and Recipient out of the Compound Arrays that ArQule generally makes available to its collaborators for screening on a non-exclusive basis. The delivered Compound Arrays will consist of small organic compounds ("Compounds") in the standard ArQule format of one Compound per well in 96 well microtiter plates. Unless ArQule otherwise notifies Recipient, Recipient will receive 10(Greek Mu)L of a 10mM solution of each Compound in 100% DMSO. Except as provided below, ArQule will have no obligation to identify the individual Compounds in any Compound Array, and Recipient will have no obligation to identify its targets. Recipient shall not attempt to identify any Compounds. ArQule grants Recipient a nonexclusive, worldwide license (without the right to sublicense or subcontract screening) to screen the Compound Arrays using any proprietary assays selected by Recipient.

2.     Research Collaboration: If Recipient detects activity in one or more
       ----------------------
Compounds during the term of this Agreement, the following procedures shall apply:

       (a) Upon execution of a mutually acceptable confidential disclosure agreement (the "CDA") between ArQule and Recipient, Recipient shall disclose to ArQule the array plate number and well number of any Compound(s) exhibiting confirmed significant activity (the "Active Compound(s)") and the identity of the target(s) (the "Target(s)").

       (b) ArQule will determine whether any Active Compound(s) have previously been committed to a third party or to an internal ArQule program. If any Active Compound(s) have been so committed, Recipient shall have no rights in or to such Active Compound(s). For Active Compounds that are not committed ("Available Compounds"), ArQule shall (i) disclose to Recipient the chemical composition and theoretical structure of the Available Compound(s), subject to the CDA, and (ii) reserve the Available Compound(s) (i.e., ArQule will not license or otherwise commit the Available Compound(s) to any third party or to an internal ArQule program) for a period of sixty (60) days following the date upon which Recipient received this disclosure from ArQule (the "Reservation Period").

       (c) ArQule hereby grants Recipient the right to negotiate a research collaboration and license agreement for the Available Compound(s) (the "Negotiation Right") in accordance with the following procedures. Recipient may exercise the Negotiation Right upon written notice to ArQule which is received by ArQule at any time during the term of this Agreement, whereupon the parties will engage in good faith negotiations to establish the terms and conditions of a mutually acceptable research collaboration and license agreement, including the terms set forth on Attachment A. During the Reservation Period, the Available Compound(s) are reserved for Recipient, and the Negotiation Right will be exclusive to Recipient. After the Reservation Period, if the parties have not executed a research collaboration and license agreement, the Available Compounds are no longer reserved for Recipient and ArQule shall have the right to license these Active Compound(s) to any third party or to commit these Active Compound(s) to an internal ArQule program, subject in both cases to any non-disclosure and non-use provisions in the CDA.

3.     Use and Transfer Restrictions: Recipient acknowledges and agrees that the
       -----------------------------
Compounds (including without limitation all Active Compounds) and the Compound Arrays are proprietary to and owned by ArQule and are or may be covered by claims of U.S. and international patents or patent applications of ArQule. Recipient agrees to use the Compounds only for the purposes set forth in this Agreement. Recipient agrees (i) not to transfer such Compounds to any third party without the prior written consent of ArQule, (ii) to permit access to the Compounds only to its employees and consultants requiring such access, (iii) to inform such employees and consultants of the proprietary nature of the Compounds, and (iv) to take reasonable precautions, at least as stringent as those observed by Recipient to protect its own proprietary materials, to ensure that such employees and consultants observe the obligations of Recipient pursuant to this Section. Upon the expiration or termination of this Agreement, Recipient shall, at the instruction of ArQule, return any unused Compounds.

4.     Compliance with Law: Recipient agrees to comply with all federal, state,
       -------------------
and local laws and regulations applicable to the use, storage, disposal, and transfer of the Compounds, including without limitation the Toxic Substances Control Act (15 USC 2601 et seq.) and implementing regulations (in particular,
                         ------
40 CFR 720.36 [Research and Development Exemption]), the Food, Drug, and Cosmetic Act (21 USC 301 et seq.) and implementing regulations, and all Export
                         ------
Administration Regulations of the Department of Commerce. Recipient assumes sole responsibility for any violation of such laws or regulations by Recipient or any of its affiliates or sublicensees.

5.     Termination: This Agreement shall commence on the date last written below
       -----------
and continue for a period of six (6) months; provided that the term of this Agreement shall automatically be extended for successive six-month periods until terminated by a party in the following manner. Either party may cause this Agreement to expire by furnishing the other party with written notice of such fact at least thirty (30) days prior to the conclusion of the initial term or any subsequent extension period. Sections 3, 4, 7, and 8 shall survive termination of this Agreement.

6.     No Warranties: Any Compounds delivered pursuant to this Agreement are
       -------------
understood to be experimental in nature and may have hazardous properties. The Recipient should assume that the compounds are dangerous and should use appropriate precautions. ARQULE MAKES NO REPRESENTATIONS, AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE COMPOUNDS.
       THERE ARE NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR THAT THE USE OF THE COMPOUNDS WILL NOT INFRINGE ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS OF A THIRD PARTY.

7.     Indemnification: Recipient assumes all liability for, and agrees to
       ---------------
indemnify, defend, and hold harmless ArQule and its directors, officers, representatives, employees, and agents against, all losses, expenses (including without limitation any legal expenses), claims, demands, damages, judgments, suits or other actions arising from the use, storage, or disposal of the Compounds by Recipient and its affiliates and sublicenses, or from any breach of its obligations under Section 4 of this Agreement.

8.     Miscellaneous: This Agreement shall not be assigned or otherwise
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transferred by Recipient without the prior written consent of ArQule. This
Agreement shall be governed by the laws of the Commonwealth of Massachusetts. This Agreement constitutes the entire understanding of the parties and supersedes all prior agreements, written or oral, with respect to the subject matter hereof.

ACCEPTED AND AGREED:

ArQule, Inc.

Signature: /s/ John M. Survillo
          --------------------------
Name:  John M. Survillo
     -------------------------------
Title: V.P. Bus. Dev
      ------------------------------
Date: Jan 15, 1998
     -------------------------------

Address:
ArQule, Inc.
200 Boston Avenue, Suite 3600
Medford, MA 02155
Tel: (800) 644-5000
Fax: (617) 395-1225

RECIPIENT:

Signature: /s/ Peter A. Fuller
          --------------------------
Name: Peter A. Fuller
     -------------------------------
Title: V.P. Bus Dev
      ------------------------------
Date: Jan 13, 1998
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Shipping Address:

Vimal Mehta, PhD.
555 Long Wharf, 11th Floor
New Haven, CT 06511
Tel: 203 401 3330 322
Fax: 203 401 3331


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                                 ATTACHMENT A

         CERTAIN TERMS OF RESEARCH COLLABORATION AND LICENSE AGREEMENT
         -------------------------------------------------------------

 .   establishment of committees to manage the collaboration

 .   licenses under the intellectual property rights of each party to conduct lead optimization and preclinical development of the Active Compounds

 .   responsibilities of the parties for specific lead optimization and preclinical development activities

 .   each party bears its own expenses for lead optimization and preclinical development activities, with equal sharing of commercialization revenue if compound licensed prior to clinical development.

 .   both parties have right, but not obligation, to pay half of clinical development expenses and maintain equal sharing of commercialization revenue

 .   one party may continue clinical development even if the other party declines, in which case the declining party receives a fixed royalty and a lower share of other commercialization revenue

 .   appropriate reversion provisions that establish the rights of each party if the collaboration ends before lead optimization and preclinical development are completed





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                       BIOTECHNOLOGY PARTNERSHIP PROGRAM
                          PRINCIPLES OF COLLABORATION
                          ---------------------------

1.  Voluntary Collaboration to Discover and Develop Drug Candidates > Fairness

    a) Fundamental premise that we will accomplish more together than either of us would likely accomplish separately.

    b) We make all decisions together through a Research Committee and Steering Committee, including decisions about whether to continue with a project and when to commercialize a drug candidate.

    c) If we disagree, either of us may voluntarily withdraw from the collaboration at any time but the other party may continue on alone with the project.

    d) If we disagree and neither of us withdraws (i.e., deadlock), the work product of the project is outlicensed to a third party unless a negotiated buyout occurs.

2.  Equal Contribution to Value Creation > Biology=Chemistry

    a) Partner contributes primarily biology, ArQule contributes primarily chemistry.

    b)  Each of us bears our own expenses through IND approval.

    c)  Each of us bears one-half of expenses after IND approval.

    d) Either of us may withdraw from the collaboration and have no further obligation to the other party if they continue the project.

3.  Equal Ownership of Value Created > 50:50 Split

    a)  Equal ownership of intellectual property rights in a compound.

    b)  Equal development and commercialization rights in a compound.

    c) If one of us withdraws and the other party continues, the financial interest of the withdrawing party is determined based on the relative value contributed before withdrawal occurs and after withdrawal occurs (and not on cost incurred).

    d) If we agree to stop a project that lacks scientific or commercial merit, the rights in the work product revert according to the contributions of each party, with ArQule having rights to the compound compositions and the Partner having rights to use the compound with the biological target (i.e., stalemate).

4.  Collaboration is Non-Exclusive in Field but Exclusive for Compounds
    Discovered

5. Each of Us Will Safeguard the Confidential Information and Proprietary Research Materials Received from the Other Party.